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                                                                    Exhibit 23.3


            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of United National Group, Ltd. of our report dated January 26, 2004 relating to the financial statements and financial statement schedules of Penn-America Group Inc. and its subsidiaries, which appears in Penn-America Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, PA
November 24, 2004